                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

Each director and officer of Rocky Shoes & Boots, Inc., an Ohio corporation (the "Company"), whose signature appears below hereby appoints Mike Brooks and Curtis
A. Loveland, or either of them, as his attorney-in-fact, to sign, in his name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended December 31, 2004, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Company hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Company hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

      IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of March 10, 2005.

DIRECTORS/OFFICERS:

       Signature                   Title

      /s/ Mike Brooks              Chairman, Chief Executive Officer,
      Mike Brooks                  and a Director (Principal Executive Officer)

      /s/ James E. McDonald        Executive Vice President and Chief Financial
      James E. McDonald            Officer (Principal Financial and Accounting
                                   Officer)

      /s/ Curtis A. Loveland       Secretary and a Director
      Curtis A. Loveland

      /s/ J. Patrick Campbell      Director
      J. Patrick Campbell

      /s/ Glenn E. Corlett         Director
      Glenn E. Corlett

      /s/ Michael L. Finn          Director
      Michael L. Finn

      /s/ G. Courtney Haning       Director
      G. Courtney Haning

      /s/ Harley E. Rouda          Director
      Harley E. Rouda

      /s/ James L. Stewart         Director
      James L. Stewart